LITHIA MOTORS FIRST QUARTER 2008 EARNINGS RELEASE
AND CONFERENCE CALL SCHEDULED FOR APRIL 29TH, 2008

MEDFORD, OREGON, APRIL 11TH, 2008 (FOR IMMEDIATE RELEASE) – Lithia Motors, Inc. (NYSE: LAD) today announced that its first quarter 2008 earnings will be released on Tuesday, April 29th, 2008 at 1:00 p.m., PDT.

CONFERENCE CALL INFORMATION
A conference call to discuss the results is scheduled for the same day at 2:00 p.m. PT.

HOW TO PARTICIPATE:

DOMESTIC AND INTERNATIONAL CALLS: (973) 409-9255
Conference ID #: 43227703

Please call in at least 10 minutes prior to the beginning of the call.

To listen LIVE on our website or for REPLAY: Log-on to www.Lithia.com – Go to Investor Relations – and click on the Conference Call Icon.

A playback of the conference call will be available on the same day, approximately two hours after completion of the call, and will be available until May 13, 2008. The playback can be accessed by calling 800-642-1687 (access code: 43227703) or by visiting the Investor Relations section of the Lithia Motors website; www.Lithia.com.

About Lithia
Lithia Motors, Inc. is a Fortune 700 and Russell 2000 Company. Lithia sells 28 brands of new and all brands of used vehicles at 110 stores which are located in 46 markets within 15 states. Internet sales are centralized at www.Lithia.com, or through the recently launched www.L2Auto.com. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations. Lithia retailed 105,108 new and used vehicles and had $3.22 billion in total revenue in 2007. Lithia is publicly traded (NYSE:LAD).

Additional Information
For additional information on Lithia Motors, contact the Investor Relations Department: (541) 618-5770 or log-on to: www.lithia.com – go to Investor Relations